SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement.
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[X]	Definitive Proxy Statement.
[ ]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12.

Pacific Select Fund

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment Of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

January 20, 2026

Dear Contract Owner:

You are being asked to vote on important matters to be considered at a joint special meeting of shareholders of the ESG Diversified Portfolio and the ESG Diversified Growth Portfolio (each a “Fund” and together the “Funds”), each a series of Pacific Select Fund (the “Trust”). Enclosed are a Notice of Joint Special Meeting of Shareholders of the Funds and a Proxy Statement that describes the proposal (the “Proposal”) for each Fund. Each Fund serves as an investment option under variable life insurance policies or variable annuity contracts (the “Contracts”) issued by Pacific Life Insurance Company or Pacific Life & Annuity Company.

The Proposal does not seek to change the benefits or provisions of your Contract. As a Contract Owner with a beneficial interest in a Fund as of January 7, 2026, you are entitled to vote on the Proposal for that Fund.

The Board of Trustees of the Trust unanimously recommends that you vote “FOR” the Proposal.

A summary of the Board’s considerations for approving the Proposal for each Fund, as well as other important information, is provided in the Proxy Statement. Please read the Proxy Statement and consider the Proposal carefully before casting your voting instruction(s).

We appreciate your participation and prompt response to this important matter and thank you for your continued support.

Sincerely,

Howard T. Hirakawa Senior Vice President

PACIFIC SELECT FUND

700 Newport Center Drive

Post Office Box 7500

Newport Beach, California 92660

Notice of Joint Special Meeting of Shareholders of the

ESG Diversified Portfolio and ESG Diversified Growth Portfolio

To be Held on March 5, 2026

Dear Contract Owner:

NOTICE IS HEREBY GIVEN that a joint special meeting (“Meeting”) of shareholders of the ESG Diversified Portfolio and the ESG Diversified Growth Portfolio (each a “Fund” and together, the “Funds”), each a series of Pacific Select Fund (the “Trust”), is scheduled for March 5, 2026 at 10:00 a.m. Pacific Time, to be held virtually via the Internet (with an option to dial-in via telephone) with no physical in-person location. Shareholders of record as of the close of business on January 7, 2026 (“Record Date”) who wish to participate can thus do so from any location that is convenient to them. You are cordially invited to attend the Meeting. If you wish to attend the Meeting, please send an e-mail to the Fund’s proxy solicitor, Morrow Sodali Fund Solutions (“MSFS”), at msfs-meetinginfo@morrowsodali.com no later than 2:00 p.m. Eastern Time on March 4, 2026, to register to attend. Please include the Fund’s name in the subject line and provide your name, address and the control number found on your proxy card in the body of the e-mail. MSFS will then e-mail you the credentials and instructions for attending and voting during the Meeting.

The Meeting is being held to act on the following proposal (“Proposal”) with respect to each Fund, as further described in the enclosed Proxy Statement:

Proposal: To approve a Plan of Liquidation providing for the liquidation and dissolution of each Fund.

Shareholders of record of a Fund as of the Record Date are entitled to notice of, and to vote at, the Meeting, including any adjournment(s) or postponement(s) thereof. Owners of variable life insurance policies and variable annuity contracts (“Contract Owners”) having a beneficial interest in a Fund on the Record Date are entitled to vote as though they were direct shareholders of that Fund.

Please read the enclosed Proxy Statement carefully for information about the Proposal to be considered at the Meeting.

Whether or not you plan to attend the Meeting, at your earliest convenience, please vote by mail, telephone or Internet. You may vote by mail by completing, signing, and returning the enclosed proxy card. If you vote by mail, your voting instruction must be received at the address shown on the enclosed postage paid envelope to be counted. We encourage you to vote telephonically by calling 855-429-7276 or via the Internet by logging onto www.proxyvotenow.com/paclifeesg and following the online instructions. Whether voting by mail, telephone or Internet, voting instructions must be received by 6:00 a.m. Pacific Time on March 5, 2026 to be counted.

The Board of Trustees of the Trust unanimously recommends that you vote “FOR” the Proposal.

Please respond — your vote is important.

By Order of the Board of Trustees

Starla C. Yamauchi

Secretary

Pacific Select Fund

January 20, 2026

PROXY STATEMENT

January 20, 2026

PACIFIC SELECT FUND

PROXY STATEMENT FOR JOINT SPECIAL MEETING OF SHAREHOLDERS OF THE

ESG DIVERSIFIED PORTFOLIO AND OF THE ESG DIVERSIFIED GROWTH PORTFOLIO

TO BE HELD ON MARCH 5, 2026

INTRODUCTION

This proxy statement (“Proxy Statement”) is being furnished to you in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of Pacific Select Fund (the “Trust”) on behalf of the ESG Diversified Portfolio and the ESG Diversified Growth Portfolio (each, a “Fund” and together, the “Funds”), each a series of the Trust, to be voted at a joint special meeting of shareholders of the Funds to be held on March 5, 2026 (the “Meeting”).

Shareholders of each Fund are being asked to vote on a proposal (the “Proposal”) to approve a Plan of Liquidation providing for the liquidation and dissolution of that Fund after the close of business on April 30, 2026, or such other date as an officer of the Trust shall determine (the “Liquidation Date”), in accordance with the terms of the Plan of Liquidation (the “Liquidation”).

Pacific Life Insurance Company (“PLIC”) and Pacific Life & Annuity Company (“PL&A” and together with PLIC, “Pacific Life”) are the sole shareholders of the Funds entitled to vote. However, those voting rights are being passed on to you as an owner (“Contract Owner”) of a variable life insurance policy or variable annuity contract (each a “Contract”) issued or administered by Pacific Life, with a beneficial interest in a Fund as of January 7, 2026 (“Record Date”). As a result, you are being asked to provide voting instructions that will be followed when votes are cast by Pacific Life at the Meeting.

You are permitted to move your contract/account value to any other available investment option prior to the Liquidation Date. If the Proposal is approved for your Fund and you have not elected to move your contract/account value to another investment option prior to the Liquidation Date, Pacific Life has informed us that your contract/account value will be reinvested automatically in either the Service Class shares or the Initial Class shares of the Fidelity® Variable Insurance Products Government Money Market Portfolio (the “Money Market Fund”), depending on which share class is available for the Contract you own on the Liquidation Date.

YOU SHOULD CAREFULLY READ THIS ENTIRE PROXY STATEMENT AND THE MONEY MARKET FUND’S SUMMARY PROSPECTUS DATED APRIL 30, 2025, WHICH IS BEING PROVIDED TO YOU ALONG WITH THIS PROXY STATEMENT. You should also consult the Money Market Fund’s statutory prospectus and statement of additional information (“SAI”), both dated April 30, 2025, for more information about the Money Market Fund.

The Board of Trustees unanimously recommends that you vote “FOR” the Proposal.

PROPOSAL

What are the reasons for the Proposal?

The ESG Diversified Portfolio commenced operations on April 30, 2021 and the ESG Diversified Growth Portfolio commenced operations on October 29, 2021. As of December 1, 2025, there were approximately $29,745,766 in assets in the ESG Diversified Portfolio and approximately $12,200,721 in assets in the ESG Diversified Growth Portfolio. Despite the Funds’ generally competitive performance over this period, the Funds have been unable to attract assets and are currently not of sufficient size to remain viable over the longer term without significant continued expense subsidies by the Adviser. The Adviser no longer believes that the Funds have a reasonable prospect to attract significant assets in the foreseeable future and grow to a size that would make them sustainable. As a result, the Adviser has informed the Board that it is unwilling to continue to subsidize the Funds indefinitely in these circumstances. Given the impact on the Funds’ expenses of discontinuing the current expense subsidies, the Adviser recommended liquidating the Funds.

What were the Board’s considerations in approving the Proposal?

At an in-person meeting of the Board on December 10, 2025, the Board, including the Independent Trustees, considered the recommendation by the Adviser to liquidate each Fund. The Board carefully evaluated the information provided by the Adviser in support of the Proposal. The Independent Trustees had the assistance of their independent counsel during their review. At the meeting, the Board, including the Independent Trustees, unanimously determined that the Proposal is in the best interests of each Fund and its shareholders, approved the Plan of Liquidation subject to shareholder approval, and recommended that shareholders approve the Proposal. In reaching that determination and taking those actions, the Board considered the following factors, among others:

●	The low asset levels of the Funds;

●	The Adviser’s determination that the Funds are not economically viable at current asset levels and have no reasonable prospect for achieving sufficient future growth in the foreseeable future that would make them viable;

●	The Adviser’s determination that there is a declining number of investment options that meet its criteria for investment by each Fund;

●	The Adviser has informed the Board that it is unwilling to continue to subsidize the Funds in these circumstances and does not intend to renew its expense limitation agreement with respect to the Funds when it expires on April 30, 2026, and thus the Funds’ expenses are expected to increase if the proxy is not approved;

●	The Adviser’s determination that there are no sufficiently comparable funds within the Trust into which the Funds could be merged;

●	The Adviser’s recommendation for the liquidation of each Fund in accordance with the terms of the proposed Plan of Liquidation;

●	The terms and conditions of the proposed Plan of Liquidation;

●	The Adviser’s offer to pay the costs (other than brokerage and transaction fees incurred in connection with the sale of the Funds’ shares, which are expected to be immaterial) specifically incurred as a result of the proposed Liquidation and certain extraordinary expenses incurred in connection with carrying out the Plan of Liquidation and not covered by the Funds’ then-existing accruals of the Funds’ normal and customary fees and expenses;

●	The proposed Liquidations would not be taxable events for Contract Owners in the Funds;

●	The Plan of Liquidation is structured to prevent any dilution of shareholder interests;

●	A Fund will be liquidated and dissolved only if Contract Owners approve the applicable Proposal;

●	Contract Owners will be permitted to move their contract/account value to any of the other investment options available under their Contracts prior to the Liquidation Date, and they will receive an interest in that investment option having the same value as the value of the shares of the Fund(s) beneficially owned by that Contract Owner immediately prior to the transfer; and

●	If the Proposal is approved and a Contract Owner has not selected a new investment option prior to the Liquidation Date, the Contract Owner will beneficially own, immediately after the Liquidation, a number of Service Class or Investor Class shares of the Money Market Fund having the same value as the value of the shares of the Fund(s) beneficially owned by that Contract Owner immediately prior to the Liquidation.

What are some key provisions of the Plan of Liquidation?

With respect to each Fund, the Plan of Liquidation provides that:

●	Assuming the Plan of Liquidation is approved by shareholders, the Fund will be liquidated and dissolved on the Liquidation Date, unless another date is set by an officer of the Trust in accordance with the terms of the Plan of Liquidation;

●	In order to provide for an orderly liquidation and dissolution, on or before the Liquidation Date, all portfolio securities of the Fund will be converted to cash or cash equivalents and all known or reasonably ascertainable liabilities, claims and obligations of the Fund will be paid, or reasonable provision for payment will be made;

●	On the Liquidation Date, the Fund’s remaining assets will be distributed ratably among its shareholders of record. Pacific Life has informed the Trust that, unless otherwise instructed by Contract Owners, their distributed assets will be reinvested by Pacific Life in shares of the Money Market Fund; and

●	Because all portfolio securities of the Fund need to be converted to cash or cash equivalents to facilitate the orderly liquidation and dissolution of the Fund, the Fund will deviate from its investment goal and principal investment strategies until the Liquidation Date. This will change the risk return profile for the Fund. For example, short-term money market or other instruments may be held by the Fund, and those investments will not perform in the same manner as investments held by the Fund under normal circumstances.

A copy of the Plan of Liquidation is in Appendix A.

How will the Proposal affect Contract values?

The Proposal is not expected to affect the value of your interest in your Contract. Prior to the proposed Liquidation Date, Contract Owners may transfer their assets – without any transfer fees – to one of the other investment options available under their Contracts and a Contract Owner will receive an interest in that investment option having the same value as the value of the shares of the Fund(s) beneficially owned by that Contract Owner immediately prior to the transfer.

If the Proposal is approved for a Fund and a Contract Owner has not selected a new investment option prior to the Liquidation Date, the Contract Owner’s assets will be transferred automatically by Pacific Life to shares of the Money Market Fund. The Contract Owner will beneficially own, immediately after the Liquidation, a number of shares of the Money Market Fund having the same value as the value of the shares of the Fund(s) beneficially owned by that Contract Owner immediately prior to the Liquidation. After the Liquidation, such Contract Owners will indirectly bear the fees and expenses of the Money Market Fund, depending on the variable product and the share class of the Money Market Fund offered for the product, but the Liquidation will not cause an increase to the fees or charges currently being paid by a Contract Owner. In addition, the expenses of the Money Market Fund are currently less than the expenses of the Funds. The Service Class shares of the Money Market Fund bear a 0.10% distribution and/or service (12b-1) fee.

Why is shareholder approval being requested for the Liquidations?

Under the Investment Company Act of 1940, a federal statute regulating the operations of mutual funds, replacing a mutual fund offered through a variable annuity or life insurance product with another fund – known as a “substitution” – generally requires an order by the U.S. Securities and Exchange Commission (“SEC”) approving the substitution. Because any Contract Owner who does not transfer their assets to another fund in advance of the Liquidation will have those shares replaced – or substituted – with the Money Market Fund shares, the Liquidations are likely to be viewed as substitutions by the SEC staff. Rather than seeking an order from the SEC staff, which is a lengthy process, shareholder approval is being requested. This is a common practice in the industry because it gives impacted Contract Owners a voice in the outcome and is typically quicker than obtaining an SEC order. Pacific Life represented to the Board that shareholder approval of each Plan of Liquidation would obviate the need for an order from the SEC to substitute a Contract Owner’s interest in the Funds with an interest in the Money Market Fund for any Contract Owners who do not move their money out of the Funds prior to the Liquidation Date.

Will the Liquidations be taxable events for Contract Owners?

Contract Owners will not recognize any gain or loss for Federal income tax purposes from the transactions contemplated by the Plan of Liquidation.

How will future purchase or redemption orders involving the Funds be processed?

Effective after the close of the New York Stock Exchange on April 27, 2026, no purchases or transfers into the Funds will be accepted for new or existing Contract Owners of variable life insurance policies and variable annuity contracts. In addition, Pacific Life has informed the Trust that if the Liquidations are approved, all orders associated with new premiums or transfers into the Funds received after April 27, 2026, will be deemed as orders for the purchase of shares of the Money Market Fund for variable life insurance policies (for variable annuity contracts, new instructions will be requested).

How can I transfer my shares to another investment option before the Liquidation and what if I do not transfer them?

Contract Owners are permitted to transfer out of the Funds into any other investment option available under their respective Contracts at any time up until the Liquidation Date. Pacific Life has informed the Trust that:

●	Pacific Life will issue supplements to the prospectuses for its affected Contracts advising Contract Owners of their rights to transfer under their respective Contracts.

●	Transfers out of the Funds for at least 30 days prior to the Liquidation Date and transfers out of the Money Market Fund within 90 days after the Liquidation Date will not count as a transfer for purposes of transfer limitations under the Contracts and there will be no charge or cost associated with these transfers.

●	Any shares of the Funds held at the close of business on the Liquidation Date will be reinvested automatically in shares of the Money Market Fund.

Shareholders can obtain the current prospectus and SAI for any of the investment options underlying their Contracts by going to www.PacificLife.com/Prospectuses or by calling a customer service representative using the applicable phone numbers listed in the Where can Contract Owners obtain recent shareholder reports and other information? section of this Proxy Statement. You may obtain a Transfers & Allocation Form from a customer service representative, or you can make a transfer directly with a customer service representative using the applicable phone numbers listed in the Where can Contract Owners obtain recent shareholder reports and other information? section of this Proxy Statement.

Why will the Money Market Fund be utilized as the “default” investment option?

The Money Market Fund is the investment option into which a Contract Owner’s contract/account value will be transferred if they have not elected to transfer their contract/account value attributable to a Fund to another investment option prior to the Liquidation Date. In order to effect the Liquidations without the delay and expense of seeking a substitution order from the SEC, Pacific Life is relying on certain SEC guidance applicable to substitution of shares by affiliates of a fund’s investment manager that requires shareholder approval of the Liquidations. The relief permits utilizing a money market fund as the “default” investment option. The Money Market Fund is the only money market investment option available to all affected Pacific Life Contract Owners, and money market funds generally present a lower investment risk than funds with variable net asset values like the Funds.

Where can I find additional information about the Money Market Fund?

The full name of the Money Market Fund is the Fidelity VIP Government Money Market Portfolio. Its Summary Prospectus dated April 30, 2025, is being provided to you along with this Proxy Statement. For further information, please refer to its Statutory Prospectus and SAI, both dated April 30, 2025.

Are there any potential conflicts of interest relating to the selection of the Money Market Fund?

Selection of a default investment option for affected Contract Owners is an insurance company matter. Neither the Board nor the Adviser had any role or responsibility with respect to Pacific Life’s selection of the Money Market Fund. The Adviser or its affiliates may realize benefits as a result of the investment in the Money Market Fund and therefore may be faced with potential conflicts of interest relating to Pacific Life’s selection of the Money Market Fund shares as the default investment option. In that regard, it should be noted that an affiliate of Pacific Life will be paid by the distributor of the Money Market Fund a fee at an annual rate of up to 0.10% of the average daily net assets of Contracts invested in the Money Market Fund (Service Class shares) for providing various services to shareholders pursuant to the Money Market Fund’s Distribution and Service Plan. Currently, Class I shares of the Funds pay a service fee of up to 0.20% of their average daily net assets to broker-dealers that provide various services to shareholders. In addition, the transfer agent for the Money Market Fund will pay Pacific Life a fee for providing certain services that the transfer agent would otherwise provide. The fee for providing such services is an annual rate of 0.05%, payable quarterly and based on each quarter’s average daily assets held by Contract Owners, with a maximum payment of $1 million per quarter.

What if shareholders do not approve the Proposal?

If shareholders do not approve the Proposal for a Fund, the Liquidation will not be implemented for that Fund. Pacific Life has advised the Board that if a Liquidation is not approved, it may seek an order from the SEC to substitute each remaining Contract Owner’s interest in the respective Fund with an interest in the Money Market Fund. The Adviser has informed the Trust that it does not intend to renew its expense limitation agreement with respect to the Funds when it expires on April 30, 2026, and thus the Funds’ expenses are expected to increase after that.

The Board of Trustees unanimously recommends that shareholders vote “FOR” this Proposal.

OTHER BUSINESS

The Board of Trustees does not know of any other matters to be presented at the Meeting other than the Proposal set forth in this Proxy Statement. If other business should properly come before the Meeting, proxies will be voted in accordance with the judgment of the person(s) named in the accompanying form of proxy.

How can a shareholder submit a proposal?

The Funds are not required to hold regular annual meetings and, in order to minimize their costs, do not intend to hold meetings of shareholders unless required by applicable law or deemed advisable by the Funds’ management. Therefore, it is not practicable to specify a date by which shareholder proposals must be received in order to be incorporated in an upcoming proxy statement for an annual meeting. Moreover, it is unlikely that any of the existing shareholders, which consist of PLIC and PL&A, would seek to submit a proposal.

GENERAL INFORMATION

How are proxies for the Proposal being solicited?

The principal solicitation will be by mail, but voting instructions may also be solicited by telephone, Internet or in person. Morrow Sodali Fund Solutions, LLC (“MSFS”) has been retained to assist with voting instruction activities (including assembly and mailing of materials to Contract Owners and tallying the votes).

Who is bearing the costs associated with the Proposals?

The aggregate costs and expenses for the proxy solicitation are estimated to be approximately $102,000, which comprise the preparation of this Proxy Statement and solicitation of instructions, proxy vendor services including printing and mailing proxy materials and tabulating votes, and related costs such as filing fees, legal fees, and if necessary, additional proxy solicitation fees. The Adviser will bear these costs and expenses and therefore, the Funds will not bear any of the costs and expenses for the proxy solicitation. Costs will vary depending on the number of solicitations made.

The Funds will bear any brokerage fees and other transaction costs associated with the sale of portfolio holdings of the Funds prior to the Liquidation, which are estimated to be immaterial. The Money Market Fund will bear any brokerage fees and other transaction costs associated with the purchase of portfolio holdings by the Money Market Fund after the Liquidation as a result of cash inflows from the Liquidation.

Who has a right to vote at the Meeting?

Shareholders of the Funds at the close of business on the Record Date are entitled to one vote for each share held, and a proportionate fraction of a vote for each fraction of a share held.

How can Contract Owners provide voting instructions on the Proposal?

Contract Owners may provide voting instructions by mail, telephone, Internet or at the Meeting. Voting instructions, whether submitted via mail, telephone or Internet, must be received by 6:00 a.m. Pacific Time on the Meeting Date or properly submitted at the Meeting in accordance with instructions which will be provided before the Meeting. If you vote by mail, the voting instruction proxy card (the “proxy card”) must be properly executed (signed by all Contract Owners of record) and received at the address shown on the enclosed postage paid envelope. Contract Owners may also vote by attending the Meeting. You will be required to provide credentials as described in the Notice of Joint Special Meeting of Shareholders.

How can Contract Owners change their voting instructions?

Contract Owners may revoke a previously submitted proxy card at any time prior to its use by providing MSFS or PLIC and/or PL&A with a written revocation or duly executed proxy card bearing a later date. In addition, any Contract Owner who attends the Meeting may vote at the Meeting, thereby canceling any voting instruction previously given.

How will shares be voted at the Meeting?

●	If you provide voting instructions timely, your shares will be voted in accordance with your voting instructions.

●	If you vote timely, but do not include voting instructions with your vote, your shares will be voted FOR the Proposal.

●	If you do not provide voting instructions timely, your shares will be voted in the same proportion as all other shareholders where votes have been received in the same Separate Account.

●	If no Contract Owners of a Separate Account provide timely voting instructions, PLIC and PL&A will vote all shares held by such Separate Account in the same proportion as votes cast by all of PLIC and PL&A’s respective other Separate Accounts in the aggregate.

As a result of the proportional voting described in the prior two bullets, a small number of Contract Owners may determine the outcome of the vote.

What is the required vote for approval of each Proposal?

Approval of each Proposal requires the affirmative vote of a majority of the votes entitled to vote that are cast at a Meeting at which a quorum is present. This is a fund-wide vote, meaning that all share classes (Class I and Class P) of each Fund will vote together for that Fund.

Quorum. A quorum must be present to act on the Proposal at the Meeting. A quorum is not required to act on any proposed adjournment. The presence at the Meeting of 30% of the outstanding shares of each Fund constitutes a quorum for that Fund. It is anticipated that a quorum will be present at the Meeting because PLIC and PL&A are the owners of record of a majority of the outstanding shares of each Fund.

Abstentions. Timely voting instructions to “ABSTAIN” will be counted as present for purposes of determining whether a quorum is present and as neither voted “FOR” nor “AGAINST” the Proposal and therefore will have the same effect as a vote “AGAINST” the Proposal.

What is the ownership of shares of the Funds?

PLIC and PL&A are the sole shareholders of Class I of each Fund entitled to vote, and PLIC is the sole shareholder of Class P of each Fund entitled to vote.

Class I. Each of PLIC and PL&A holds Class I shares of each Fund in its “Separate Accounts,” which are investment accounts established specifically to support obligations of the Contracts. The assets and liabilities of the Separate Accounts are segregated from PLIC’s and PL&A’s general account assets and liabilities. PLIC’s and PL&A’s respective voting rights are being passed on to you as a Contract Owner, allowing you to provide voting instructions that will be followed when votes are cast by the Separate Accounts at the Meeting. The number of shares for which such instruction may be given for the purpose of voting at the Meeting, including any postponements or adjournments thereof, will be determined as of the Record Date.

Class P. PLIC will vote its proxies for the Proposal in the same proportion as the vote of all other shareholders of each Fund (namely, the Class I shareholders of each Fund). The number of shares for which such instruction may be given for the purpose of voting at the Meeting, including any postponements or adjournments thereof, will be determined as of the Record Date.

PLIC. PLIC is a Nebraska domiciled life insurance company and a subsidiary of Pacific LifeCorp, a holding company, which in turn is a subsidiary of Pacific Mutual Holding Company, a mutual holding company.

PL&A. PL&A is an Arizona domiciled life insurance company and a subsidiary of PLIC. PLIC and PL&A’s principal offices are located at 700 Newport Center Drive, Newport Beach, CA 92660.

ESG Diversified Portfolio Shareholder Information

Class I. As of the Record Date, there were 2,110,510.299 Class I shares of the Fund outstanding.

Class P. As of the Record Date, there were 204,018.789 Class P shares of the Fund outstanding.

Trustees and Officers. As of the Record Date, to the knowledge of the Trust, no current Trustee owns 1% or more of the outstanding shares of the Fund, and the officers and Trustees own, as a group, less than 1% of the outstanding shares of the Fund.

Principal Holders. The following table provides the shareholders of record (or shareholders known by the Trust to own beneficially) that owned more than 5% of the Fund’s share classes as of the Record Date.

Class Name	Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class Owned
Class I	Separate Account A of Pacific Life Insurance Company	1,962,224.108	92.974%
Class I	Separate Account A of Pacific Life & Annuity Company	148,286.191	7.026%
Class P	Pacific Select Exec Separate Account of Pacific Life Insurance Company	196,322.355	96.228%

ESG Diversified Growth Portfolio Shareholder Information

Class I. As of the Record Date, there were 549,701.463 Class I shares of the Fund outstanding.

Class P. As of the Record Date, there were 510,511.662 Class P shares of the Fund outstanding.

Trustees and Officers. As of the Record Date, to the knowledge of the Trust, no current Trustee owns 1% or more of the outstanding shares of the Fund, and the officers and Trustees own, as a group, less than 1% of the outstanding shares of the Fund.

Principal Holders. The following table provides the shareholders of record (or shareholders known by the Trust to own beneficially) that owned more than 5% of the Fund’s share classes as of the Record Date.

Class Name	Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class Owned
Class I	Separate Account A of Pacific Life Insurance Company	520,770.197	94.737%
Class I	Separate Account A of Pacific Life & Annuity Company	28,931.266	5.263%
Class P	Pacific Select Exec Separate Account of Pacific Life Insurance Company	510,511.662	100%

Who are key service providers for the Funds?

Adviser. Pacific Life Fund Advisors LLC (“Adviser”), a Delaware limited liability company and wholly-owned subsidiary of PLIC, serves as investment adviser to the Funds pursuant to an investment advisory agreement with the Trust.

Principal Underwriter. Pacific Select Distributors, LLC, serves as the Funds’ principal underwriter and distributor pursuant to a Distribution Agreement with the Trust.

Administrator. Pacific Life Insurance Company and the Adviser provide administrative services to the Funds pursuant to an Administration Agreement with the Trust.

The adviser, principal underwriter, and administrators are all located at 700 Newport Center Drive, Newport Beach, California 92660.

Where can Contract Owners obtain recent shareholder reports and other information?

Each Fund’s most recent prospectus, annual and semi-annual shareholder reports are available upon request without charge via the following contact methods:

Email:	PSFdocumentrequest@pacificlife.com
Regular mail:	Pacific Select Fund, P.O. Box 9000, Newport Beach, CA 92660
Express mail:	Pacific Select Fund, 700 Newport Center Drive, Newport Beach, CA 92660
Telephone:	Pacific Life Annuity Contract Owners: 1-800-722-4448
Pacific Life Insurance Policy Owners: 1-800-347-7787
Pacific Life Annuity Financial Professionals: 1-800-722-2333
Pacific Life Insurance Financial Professionals: 1-800-347-7787
Pacific Life & Annuity Company (“PL&A”) Annuity Contract Owners: 1-800-748-6907
PL&A Insurance Policy Owners: 1-888-595-6997
PL&A Annuity Financial Professionals: 1-800-722-2333
PL&A Insurance Financial Professionals: 1-888-595-6997
Website:	www.PacificLife.com/PacificSelectFund.html

Who do I contact if I have additional questions?

If you have additional questions, please contact us using the applicable phone number provided in the immediately preceding paragraph.

APPENDIX A

PLAN OF LIQUIDATION

This Plan of Liquidation (“Plan”) for the Diversified Portfolio and the ESG Diversified Growth Portfolio
(“Funds”), each a series of Pacific Select Fund (“Trust”), organized and existing as a statutory trust under the laws of the State of Delaware and an open-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”), is intended to accomplish the complete liquidation and dissolution of each Fund (the “Liquidation”) in conformity with the laws of the State of Delaware, the 1940 Act, the Internal Revenue Code of 1986, as amended (“Code”), and the Trust’s Agreement and Declaration of Trust and By-Laws.

WHEREAS, on December 10, 2025, the Trust’s Board of Trustees (“Board”) carefully considered multiple factors relating to the proposal from the Funds’ principal investment adviser, Pacific Life Fund Advisors, LLC, to approve the Plan;

WHEREAS, on December 10, 2025, after careful consideration of multiple factors, the Board unanimously determined that it is advisable and in the best interests of each Fund and its shareholders to liquidate and terminate each Fund in accordance with the terms of this Plan, after the close of business on April 30, 2026, or such other date as determined by any officer of the Trust (“Liquidation Date”); and

NOW, THEREFORE, the liquidation and dissolution of each Fund shall be carried out in the manner hereinafter set forth:

1. EFFECTIVE DATE OF PLAN. The Plan shall become effective immediately after the close of business on March 5, 2026 on which shareholder approval is obtained, or such other later date as determined by any officer of the Trust (hereinafter, the “Effective Date”), provided shareholder approval has been obtained for this Plan.

2. NOTICE TO SHAREHOLDERS OF LIQUIDATION. At least 60 days prior to the Liquidation Date, each Fund shall provide notice to its shareholders to the effect that this Plan has been approved by the Board and that on the Liquidation Date, if the Plan is approved by each Funds’ shareholders, each Fund will be liquidated and terminated on the Liquidation Date.

3. CESSATION OF BUSINESS. On or after the Effective Date, to ensure an orderly liquidation and dissolution of each Fund, each Fund shall not engage in any business activities except for the purpose of winding down its business and affairs, preserving the value of its assets, and distributing its remaining assets ratably among the shareholders of the outstanding shares of each Fund, in accordance with the provisions of the Plan, including but not limited to Paragraphs 5 and 6 herein.

4. RESTRICTION OF SALE OF LIQUIDATING FUNDS’ SHARES. Effective after the close of the New York Stock Exchange on April 27, 2026, no purchases or transfers into a Fund shall be accepted for new or existing Contract Owners of variable life insurance policies and variable annuity contracts.

5. LIQUIDATION OF ASSETS. Following the Effective Date and no later than the Liquidation Date, each Fund shall convert all portfolio securities of the Fund to cash or cash equivalents.

6. PAYMENT OF DEBTS. Following the Effective Date and no later than the Liquidation Date, each Fund shall pay, or make reasonable provision to pay, in full, all its known or reasonably ascertainable liabilities, claims and obligations, including, without limitation, all contingent, conditional or unmatured claims and obligations, known to the Fund and all claims and obligations which are known to the Fund but for which the identity of the claimant is unknown. Such amounts shall include, without limitation, all charges, taxes and expenses of each Fund, whether due, accrued or anticipated, that have been incurred or are expected to be incurred by the Fund.

A-1

7. LIQUIDATING DISTRIBUTION. On the Liquidation Date, each Fund shall distribute to its shareholders of record on the Liquidation Date, all of its remaining assets in complete cancellation and redemption of all the outstanding shares of the Funds (the “Liquidation Proceeds”), except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund’s books on the Liquidation Date, including, but not limited to, income, dividends and capital gains distributions, if any, payable through the Liquidation Date, and (ii) pay such contingent liabilities as the Board shall reasonably deem to exist against the assets of the Fund on the Fund’s books; provided further, for the avoidance of doubt, notwithstanding anything herein to the contrary, all interests, rights and titles to any claims, whether absolute or contingent, known or unknown, accrued or unaccrued and including, without limitation any interest in pending or future legal claims in connection with past or present portfolio holdings, whether in the form of class action claims, opt-out or other direct litigation claims, or regulator or government-established investor recovery claims of the Fund shall be disclaimed, and any and all resulting recoveries shall be returned to the Trust, and shall not be distributed to the Fund’s shareholders of record. The Trust will take instructions from Pacific Life Insurance Company and Pacific Life & Annuity Company regarding the allocation of the Liquidation Proceeds to another investment option available to the Contract Owners, which each of Pacific Life Insurance Company and Pacific Life & Annuity Company has indicated will be the Fidelity Variable Insurance Products Government Money Market Portfolio - Service Class shares or Initial Class shares (depending on which share class is available for the variable product owned by a Contract Owner on the Liquidation Date).

8. LIQUIDATION. Each Fund shall be liquidated on the Liquidation Date in accordance with Section 331 of the Code. As soon as practicable after the Liquidation Date, each Fund shall be terminated.

9. MANAGEMENT AND EXPENSES OF THE LIQUIDATING FUNDS. The Adviser shall bear the expenses incurred in implementing the Plan, other than certain extraordinary expenses (to the extent indicated below) that would otherwise be attributed to the Funds and which are incurred in connection with the carrying out of the Plan and brokerage fees and other transaction costs incurred in connection with the sale of the Funds’ holdings in connection with the Liquidation. Expenses that the Adviser shall bear include, but are not limited to, printing, legal, accounting, custodian and transfer agency fees, and the expenses of any notices or reports to, or meetings of, shareholders, whether or not the Liquidation contemplated by this Plan is effected, and extraordinary expenses incurred in connection with carrying out the Plan to the extent such expenses exceed the amount of the Funds’ normal and customary fees and expenses accrued by the Funds through the Liquidation Date, provided that such accrued amounts are first applied to pay for the Funds’ normal and customary fees and expenses.

10. RECEIPT OF CASH OR OTHER DISTRIBUTIONS AFTER THE LIQUIDATION DATE. Following the Liquidation Date, if the Funds receive any form of cash or become entitled to any other distributions that they have not recorded on their books on or before the Liquidation Date, any such cash or distribution will be allocated first to reimburse the Adviser for any expenses it incurs pursuant to Paragraph 9 above and then to the Trust in such manner as any officer of the Trust determines is reasonable (and, as a point of clarification, such proceeds may not be distributed to the Separate Accounts or Contract Owners and may instead be used to pay general expenses of the Trust).

11. LOST SHAREHOLDERS. If the Trust is unable to pay redemption proceeds to shareholders of the Funds because of the inability to locate shareholders to whom redemption proceeds are payable, the Trust may take such steps as an authorized officer of the Trust deems appropriate, which may include creating, in the name and on behalf of the Funds, a trust or account with a financial institution and, subject to applicable abandoned property laws, deposit any remaining assets of the Funds in such trust for the benefit of the shareholders that cannot be located. The expense of such trust shall be charged against the assets therein.

12. POWER OF THE BOARD AND TRUST OFFICERS. The Board and officers of the Trust shall have the authority to do or authorize any acts and things as provided for in the Plan and as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of certificates, documents, information returns, tax returns and other papers that may be necessary or appropriate to implement the Plan or that may be required by the provisions of the 1940 Act or other applicable laws. The death, resignation or disability of any Trustee or any officer of the Trust shall not impair the authority of the surviving or remaining Trustees or officers to exercise any of the powers provided for in the Plan.

13. AMENDMENT OR ABANDONMENT OF PLAN AND SHAREHOLDER APPROVAL OF PLAN. The Board shall have the authority to authorize or ratify such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to effect the liquidation of the Funds, and the distribution of their net assets to shareholders in accordance with the laws of the State of Delaware, the 1940 Act, the Code, and the Trust’s Declaration of Trust and By-Laws, if the Board determines that such action would be advisable and in the best interests of the Funds and their shareholders. If any amendment or modification appears necessary and in the judgment of the Board will materially and adversely affect the interests of the Funds shareholders, Funds shareholders will be given prompt and timely notice of such an amendment or modification. In addition, the Board may abandon this Plan at any time if it determines that abandonment would be advisable and in the best interests of the Funds and their shareholders. This Plan shall be deemed abandoned in the event the Funds’ shareholders do not approve the Plan by the close of business on March 5, 2026, or another later date as determined by an officer of the Trust.

A-2

14. CHANGES TO DATES. Each officer of the Trust may modify or extend any of the dates specified in the Plan for the taking of any action in connection with the implementation of the Plan (including, but not limited to, the Effective Date and the Liquidation Date) if such officer(s) determine, with the advice of the Trust’s General Counsel or his or her delegee, that such modification or extension is necessary or appropriate in connection with the orderly liquidation of the Funds or to protect the interests of the shareholders of the Funds.

15. NO PERSONAL OBLIGATIONS. The obligation of the Trust entered into in the name or on behalf of the Trust or Funds by any of the Trustees of the Trust, representatives or agents of the Trust are made not individually, but only in such capacities, and are not binding upon any of the Trustees of the Trust, shareholders or representatives of the Trust personally, but bind only the assets of the Trust attributable to the Funds.

16. EACH LIQUIDATION IS INDEPENDENT OF THE OTHER. If this Plan is approved by shareholders of one and not both Funds, this Plan will become effective solely with respect to the Fund for which it is approved.

17. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the Board has caused this Plan to be approved on behalf of the Funds.

PACIFIC SELECT FUND

On behalf of the ESG Diversified Portfolio and the ESG Diversified Growth Portfolio

By:	/s/ Audrey L. Cheng
Name:	Audrey L. Cheng
Title:	Vice President and General Counsel
Date:	January 20, 2026
A-3

PACIFIC SELECT FUND

PO Box 211230, Eagan, MN 55121-9984

VOTE ONLINE

1. Read the proxy statement.
2. Go to: www.proxyvotenow.com/paclifeesg
3. Follow the simple instructions.

VOTE BY PHONE

1. Read the proxy statement and have the proxy card at hand.
2. Call toll-free: 855-429-7276
3. Follow the simple instructions.

VOTE BY MAIL

1. Read the proxy statement.
2. Check the appropriate box(es) on the reverse side of the proxy card.
3. Sign, date and return the proxy card in the envelope provided

---

FUND NAME PRINTS HERE
OF PACIFIC SELECT FUND
PROXY FOR THE JOINT SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 5, 2026
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned, revoking prior proxies, hereby appoints the Senior Vice President and any other officer of Pacific Select Fund who is affiliated with Pacific Life Fund Advisors LLC, as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of shares subject hereto, to vote shares held in the name of the undersigned on the record date at the Joint Special Meeting of Shareholders (the "Meeting") of Pacific Select Fund to be held virtually at 10:00 a.m., Pacific Time, on March 5, 2026, and at any adjournments thereof, upon the proposal described in the Notice of the Meeting and accompanying Proxy Statement, which have been received by the undersigned.

This proxy is solicited on behalf of the Board of Trustees, and the proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or "FOR" the proposal if no choice is indicated. If any other matters properly come before the Meeting to be voted on, the proxy holders will vote, act and consent on these matters in accordance with the views of management.

CONTROL NUMBER

AUTHORIZED SIGNATURE(S)
This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable — Sign in the box above

Date ______________________________

Note: Please sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

100391_PLI_ESG_0326

Important Notice Regarding the Availability of Proxy Materials for the Joint Special Meeting of Shareholders to be held on March 5, 2026.

The Proxy Statement for this Meeting is available at https://proxyvotinginfo.com/p/paclife2026

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.
PLEASE CAST YOUR VOTE *TODAY!*

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

↓ **Please detach at perforation before mailing.** ↓

This proxy is solicited on behalf of the Board of Trustees of Pacific Select Fund. It will be voted as specified.
If no specification is made, this proxy shall be voted "FOR" the proposal.
The Board of Trustees recommends that you vote "FOR" the proposal.

TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

Important: Please vote only on the proposals for funds in which you are a shareholder. If you do not own shares of a fund, leave that proposal blank. If you own shares in more than one fund, you will receive a separate card for each. Your vote will be counted only for funds you own.

		FOR	AGAINST	ABSTAIN
1.	**ESG Diversified Portfolio:** To approve a Plan of Liquidation providing for the liquidation and dissolution of the ESG Diversified Portfolio.	☐	☐	☐
2.	**ESG Diversified Growth Portfolio:** To approve a Plan of Liquidation providing for the liquidation and dissolution of the ESG Diversified Growth Portfolio.	☐	☐	☐

THANK YOU FOR VOTING

100391_PLI_ESG_0326